UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.        )

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Kewaunee Scientific Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEWAUNEE SCIENTIFIC CORPORATION

2700 West Front Street

Statesville, North Carolina 28677-2927

David M. Rausch

President and

Chief Executive Officer

July 20, 2018

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the “Company”), which will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 29, 2018, at 10:00 A.M. Central Daylight Time.

At the meeting, management will review with you the Company’s past year’s performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.

To ensure that your shares are represented at the meeting, please vote, sign, and return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. YOUR VOTE IS IMPORTANT!

The Company’s 2018 Annual Report to Stockholders is enclosed.

Sincerely yours,

KEWAUNEE SCIENTIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

August 29, 2018

The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 29, 2018, at 10:00 A.M. Central Daylight Time, for the purpose of considering and acting upon the following:

(1)	To elect two Class II directors;

(2)	To ratify the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2019;

(3)	To hold an advisory vote on executive compensation; and

(4)	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on July 5, 2018 will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the offices of K&L Gates LLP, 70 West Madison Street, Chicago, Illinois, for a period of 10 days prior to the meeting.

It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to vote, date and sign the enclosed proxy, and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

THOMAS D. HULL III
Secretary

July 20, 2018

YOUR VOTE IS IMPORTANT!

Please vote, date, and sign the enclosed proxy and return it promptly in the enclosed envelope.

KEWAUNEE SCIENTIFIC CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Kewaunee Scientific Corporation (the “Company”) for use at the annual meeting of stockholders of the Company to be held at The Conference Center at UBS Tower, One North Wacker Drive, Second Floor, Chicago, Illinois, on August 29, 2018, at 10:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.

The Company’s principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).

The proxy, together with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, is being mailed to stockholders on, or about, July 20, 2018.

ITEM 1.

ELECTION OF DIRECTORS

Two Class II directors are to be elected at the meeting. The Board of Directors, at its meeting on April 17, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, selected Mr. Keith M. Gehl and Mr. William A. Shumaker as nominees for re-election as directors at the annual meeting, to serve for three-year terms. All of the nominees are serving as directors as of the date of this Proxy Statement. The two nominees receiving the greatest number of votes at the annual meeting will be elected directors. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the two nominees named below. If due to circumstances not now foreseen, any of the nominees becomes unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.

Information on the current nominees for Class II directors and the current Class I and III directors is shown below.

Class II directors nominated for re-election to serve until the annual meeting of stockholders in 2021:

KEITH M. GEHL, 59, was elected a director of the Company in April 2015. Since June 2018 Mr. Gehl has served as Head of Business Development and Strategy of Gluck & Company of New York. He previously served as Senior Vice President of Real Estate & Facilities of Family Dollar Stores Inc. from 2003 until his retirement in June 2013. From 1989 to 2003, Mr. Gehl held a number of management positions with Food Lion, Inc. At Food Lion, he served as Director of Internal Audit from 1989 to 1996, Director of Store

Operations from 1996 to 1997, Vice-President Real Estate and Construction from 1997 to 2000, and Executive Vice President Real Estate and Business Strategy from 2000 to 2003. Mr. Gehl previously served on the Board of RONA, Inc., a Canadian home improvement retailer, and is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. Mr. Gehl holds an accounting degree from Valparaiso University and is a Certified Public Accountant (CPA). We believe Mr. Gehl is well suited to serve on our Board due to his many years of experience as a financial executive.

WILLIAM A. SHUMAKER, 70, served as Chief Executive Officer of the Company from September 2000 until his retirement on June 30, 2013. He also served as President from August 1999 until March 2012. He was elected a director of the Company in February 2000 and Chairman of the Board in February 2010. He served as the Company’s Chief Operating Officer from August 1998 until September 2000 and General Manager of the Laboratory Products Group from February 1998 until August 1998. He joined the Company in December 1993 as Vice President of Sales and Marketing. Mr. Shumaker also served as a member of the North Carolina Economic Development Board until the end of 2014, and he served as Chairman of the Greater Statesville Development Corporation until the end of June 2016. We believe Mr. Shumaker is well suited to serve on our Board due to his experience as our Chief Executive Officer and his 24 years of experience in various leadership roles for the Company. Mr. Shumaker is a member of the NACD.

Class I directors continuing in office to serve until the annual meeting of stockholders in 2020:

DAVID M. RAUSCH, 59, has served as President and Chief Executive Officer, effective July 1, 2013, and served as President and Chief Operating Officer since March 2012. He joined the Company in March 1994 as Manager of Estimating and was promoted to Southeast Regional Sales Manager in December 1996, then to Director of Sales for Network Storage Systems products in May 2000. In August 2001, he was promoted to Project Sales Manager, and in this position, he also had direct management responsibility for the Estimating Department. Mr. Rausch was elected Director of Contract Management in June 2004 and was elected Vice President of Construction Services in June 2007. In June 2011, he was elected Senior Vice President of Construction Services and General Manager of the Laminate Furniture Division. Mr. Rausch is a member of the NACD.

DAVID S. RHIND, 55, was elected a director of the Company in April 2008. Mr. Rhind is an attorney-at-law. From June 2012 to March 2015, Mr. Rhind served as Deputy General Counsel for Hudson Global, Inc. (formerly Hudson Highland Group, Inc.) of New York, New York, a leading provider of specialized professional recruitment, recruitment outsourcing, talent management, and related staffing services and solutions. From July 2003 to June 2012, Mr. Rhind was General Counsel, North America, for Hudson. From October 1995 to June 2003, he was Associate General Counsel at Technology Solutions Company of Chicago, a technology consulting and systems integration company. We believe Mr. Rhind is well suited to serve on our Board due to his many years of experience in legal matters, his overall business acumen, and his understanding of the long-term interests of the Company and its stockholders. Mr. Rhind is a member of the NACD.

JOHN D. RUSSELL, 65, was elected a director of the Company on May 31, 2011. Since November 6, 2015, Mr. Russell has served as the President and CEO of Morton Buildings, a construction company headquartered in Morton, Illinois, where he is also the Chairman of the Board. From September 2012 to November 2015, Mr. Russell was a Managing Director of ForteONE, a Chicago-based consulting firm focused on growing revenues and profitability of middle market companies. From June 2006 until March 2014, Mr. Russell was a business consultant and a Board Member for Strategic Materials Incorporated, the largest glass recycling business in North America. From September 2007 to May 2010 he was the President and CEO of Maysteel LLC, a precision metal fabricator in Menomonee Falls, Wisconsin. From April 2002 to April 2006 he was President and CEO of Neoplan USA, a manufacturer of heavy duty transit buses. Prior to April 2002, Mr. Russell held various executive positions with Brunswick Corporation where he was a Corporate Officer, and he was a partner at McKinsey and Company. Mr. Russell earned an MBA from the University of Chicago and is currently a Governance Fellow and Leadership Fellow with the NACD. We believe Mr. Russell is well suited to serve on our Board due to his experience as chief executive officer of three different companies, his other executive management experience, his experience as a director of another company, his business education, and his accreditations with the NACD.

Class III directors continuing in office to serve until the annual meeting of stockholders in 2019:

MARGARET B. PYLE, 66, was elected a director of the Company in February 1995. Ms. Pyle has been Vice Chairman and Chief Legal Counsel of The Pyle Group since December 2007. She has been engaged in the practice of corporate law in Milwaukee and Madison, Wisconsin since 1978. In addition, Ms. Pyle was the sole Trustee and Chief Executive of the Allis-Chalmers Corporation Product Liability Trust from June 1996 until its termination in March 2012 and, in April 2012, was appointed sole Trustee and Chief Executive of the Ranger Industries, Inc. Product Liability Trust. We believe Ms. Pyle is well suited to serve on our Board due to her many years of experience in a variety of legal matters relevant to the Company, her 23 years of experience as a director of the Company and her understanding of the long-term interests of the Company and its stockholders. Ms. Pyle is a member of the NACD.

DONALD F. SHAW, 67, was elected a director of the Company on June 1, 2013. He previously served as President, Chief Executive Officer, and Chairman of the Board of ISEC, Inc., a high-end commercial interior subcontractor, from 2004 until his retirement in March 2013. Mr. Shaw held the position of Executive Vice President of ISEC, Inc. from 1988 to 2004 and served in various sales management positions with ISEC from 1977 to 1988. We believe Mr. Shaw is well suited to serve on our Board due to his wealth of knowledge in the construction industry and his experience as chief executive officer and in other management positions of a highly successful company. Mr. Shaw is a member of the NACD.

Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years.

The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as possible.

The Board of Directors has a policy whereby any director reaching age 75 during his/her term is expected to retire at the end of the term.

The Board of Directors recommends a vote FOR the election of the two foregoing nominees for election as Class II directors.

Meetings and Committees of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company’s business and activities through reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the Chief Executive Officer and other Company officers. The Board is regularly advised of actions taken by the committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company’s fiscal year ended April 30, 2018, the Board of Directors held eleven meetings.

During fiscal year 2018, the standing committees of the Board of Directors of the Company were the Audit Committee, Compensation Committee, Financial/Planning Committee, and Nominating and Corporate Governance Committee. The functions and membership of the committees are described below.

The Audit Committee consists of Messrs. Gehl (Chairman), Russell, and Shaw. All members of the committee are independent directors. The committee performs the responsibilities and duties described in the Company’s Audit Committee Charter, and is responsible for annually appointing the independent auditor for the Company, approving services to be performed by the independent auditor, reviewing the independent auditor’s reports, and reviewing the Company’s quarterly and annual financial statements before release to the public. In accordance with Audit Committee Charter guidelines, the committee is responsible for reviewing and approving all related party transactions. The Board of Directors has determined that Mr. Gehl is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission (“SEC”). The committee met six times during the Company’s last fiscal year. The Audit Committee Charter can be found on the Company’s website at http://www.kewaunee.com.

The Compensation Committee consists of Messrs. Russell (Chairman), Gehl, Rhind, and Shaw and Ms. Pyle. All members of the committee are independent directors. The committee considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of executive officers of the Company; short- and long-range incentive compensation programs for officers and other key employees of the Company; and equity award grants to key employees. The committee has acted as the plan administrator for the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as well as prior stock option plans for officers and other key employees. The committee may delegate its responsibilities and authority to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee Charter can be found on the Company’s website at http://www.kewaunee.com. The committee met three times during the Company’s last fiscal year. The committee has engaged a compensation consultant in the past to advise the committee on executive compensation, and did so on a limited basis in 2018.

The Financial/Planning Committee consists of Messrs. Shaw (Chairman), Rausch, Russell, and Shumaker and Ms. Pyle. The committee reviews and provides recommendations to the Board of Directors with respect to the Company’s strategic plan, the annual budget for the Company, and the annual budget for capital expenditures. The committee also reviews the investment results of the assets of the Company’s retirement plans. The committee met five times during the Company’s last fiscal year.

The Nominating and Corporate Governance Committee consists of Messrs. Rhind (Chairman) and Shumaker and Ms. Pyle. The committee performs the responsibilities and duties described in the Company’s Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at http://www.kewaunee.com. The committee is comprised of at least three directors, all of whom meet the criteria for independence required by the NASDAQ Global Market. The committee reviews and recommends to the Board of Directors the appointment of directors to Board committees and the selection of the chairperson of each committee, makes recommendations to the Board of Directors with respect to officers of the Company, assures that an up-to-date management succession plan is in place for the Chief Executive Officer and other executive officers, reviews and makes recommendations to the Board of Directors regarding director compensation and benefits, periodically reviews the skills and qualifications of existing directors with a view toward a well-rounded and effective Board, identifies and screens potential nominees to the Board, and reviews stockholder proposals for inclusion in the Company’s Proxy Statement. In addition, the committee makes recommendations to the Board of Directors concerning nominees for Board membership brought to its attention by officers, directors, and stockholders. Proposals may be addressed to the committee at the address shown on the cover of this Proxy Statement, attention of the Corporate Secretary. At a minimum, a candidate for the Board must have demonstrated significant accomplishment in his or her field, the capacity and experience to understand the broad business operations of the Company, and the vision to assist the Company in its development and expansion. The Nominating and Corporate Governance Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age, or national origin. The Committee met three times during the Company’s last fiscal year.

Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting, the regularly scheduled Audit Committee meeting in June of each year, and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors. The Board of Directors has determined that each of Messrs. Gehl, Rhind, Russell, Shaw, Shumaker, and Ms. Pyle are independent within the meaning of the rules of the NASDAQ Global Market.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Stockholders, although all directors are expected to attend. All members of the Board of Directors attended the Company’s 2017 Annual Meeting of Stockholders. In the Company’s last fiscal year, each director attended all meetings of the Board and all meetings held by committees of the Board on which such director served.

Board Leadership Structure

The Board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interest of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be separate.

Board’s Role in Risk Oversight

The Board oversees risk management processes directly and through its committees. Management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors.

Stockholder Communications with the Board of Directors

The Board of Directors recommends that any communications from stockholders be in writing and addressed to the Board in care of the Corporate Secretary, 2700 West Front Street, Statesville, North Carolina 28677-2927. The name of any specific Board member to whom a communication is intended to be addressed should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipient if one is noted; however, the Corporate Secretary, prior to forwarding any correspondence, will review the correspondence, and in his discretion, will not forward certain items if they are deemed frivolous, of inconsequential commercial value, or otherwise inappropriate for Board consideration.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Messrs. Russell, Gehl, Rhind, and Shaw and Ms. Pyle. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

Director Compensation

In fiscal year 2018, each nonemployee director of the Company received an annual retainer of $82,000. Under the Company’s director compensation program, the annual retainer was payable half in cash ($41,000), payable quarterly, and half in fully vested shares of Company common stock ($41,000, with the number of shares based on the fair market value of the stock on the grant date, intended to be May 1 of each year), except that directors who have satisfied the Company’s stock ownership guidelines could elect to receive cash in lieu of stock. In addition, the Chairs of the Nominating and Corporate Governance Committee and Financial/Planning Committee each received an annual cash fee of $5,000; the Chair of the Compensation Committee received an annual cash fee of $7,500; the Chair of the Audit Committee received an annual cash fee of $10,000; and the nonemployee Chair of the Board received an annual cash fee of $12,500. Directors were also reimbursed for their expenses for each Board and committee meeting attended. All director equity compensation awards are granted under the 2017 Plan.

Director Compensation Table

The following table sets forth fiscal year 2018 compensation for each nonemployee director of the Company who served during fiscal year 2018. Mr. Rausch was an employee director of the Company and received no additional compensation for services as a director. See the Summary Compensation Table for disclosure related to the compensation received by Mr. Rausch.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Keith M. Gehl	51,000	41,493	—	13,339	105,832
Margaret B. Pyle	82,000	—	—	51	82,051
David S. Rhind	87,000	—	—	19,395	106,395
John D. Russell	89,500	—	—	51	89,551
Donald F. Shaw	87,000	—	—	13,339	100,339
William A. Shumaker	94,500	—	—	—	94,500

(1)

Under the Company’s director compensation program, directors who have satisfied the Company’s stock ownership guidelines may elect to receive cash in lieu of director fees otherwise payable in fully vested shares of Company common stock.

(2)	As of April 30, 2018, Mr. Gehl held options to purchase 10,000 shares of Company common stock and no other nonemployee directors of the Company held Company options.

(3)

Represents the value of participation in the Company’s health insurance program and life insurance program for Messrs. Gehl, Rhind and Shaw, and the value of participation in the Company’s life insurance program for Mr. Russell and Ms. Pyle. Effective January 1, 2018 nonemployee directors ceased being eligible to participate in the Company’s health and life insurance programs.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and key employees with financial reporting responsibilities (“Code of Ethics”). The Code of Ethics is posted on our website at www.kewaunee.com. We have also adopted a substantially similar code of ethics that applies to officers and key employees. Any waiver or amendment to the Code of Ethics will be timely disclosed on our website. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Code of Ethics as warranted.

Compliance and Ethics Hotline

We maintain a compliance and ethics hotline through which employees can report evidence of illegal or unethical behavior, or violations of the Code of Ethics. The compliance and ethics hotline is serviced by an independent company, is available seven days a week, 24 hours a day and can be accessed by individuals through a toll-free number. Employees can report concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith. This system documents the reporting person’s statement and transmits the information to the appropriate Board or management personnel with oversight of the area identified in the report. Those personnel have the authority to conduct an investigation, research applicable policies, regulations, and statutes, and determine the appropriate action to resolve the reported item.

Director and Executive Officer Stock Ownership Guidelines

Effective March 1, 2017, the Board approved stock ownership guidelines under which nonemployee directors of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to three times their annual retainer. Once this requirement has been met, the director can elect to receive cash compensation in lieu of compensation that would otherwise be paid in the form of equity.

The Board previously approved, and the Company continues to maintain, stock ownership guidelines under which executive officers of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to a percentage of their annual salary (50% in the case of the Chief Executive Officer, 25% with respect to other officers).

ITEM 2.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending April 30, 2018. Although not required by law, our bylaws or otherwise to submit the appointment to a vote by stockholders, the Audit Committee is requesting that the stockholders ratify the appointment of Ernst & Young LLP because we value our stockholders’ views on our independent public accounting firm and as a matter of good corporate practice. Assuming that a quorum is present, the selection of Ernst & Young LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. The Audit Committee will consider the outcome of this vote but is not bound by our stockholders’ vote.

On June 23, 2016, the Company, with approval of the Audit Committee, notified Cherry Bekaert LLP (“Cherry Bekaert”) that Cherry Bekaert was being dismissed as the Company’s independent registered public accounting firm, effective upon completion of Cherry Bekaert’s audit of the Company’s financial statements for the fiscal year ended April 30, 2016, and appointed Ernst & Young LLP as the Company’s new independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process in which the Audit Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm, which action was ratified by the Board of Directors.

Cherry Bekaert served as the Company’s independent registered public accounting firm auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q through the fiscal year ended April 30, 2016.

Cherry Bekaert’s audit report on the Company’s financial statements for the year ended April 30, 2016 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended April 30, 2017 and 2016, the Company did not have any disagreement with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to Cherry Bekaert’s satisfaction, would have caused Cherry Bekaert to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended April 30, 2017 and 2016, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders to be held on August 29, 2018 to answer any appropriate questions, and such representative will have an opportunity to make a statement if he or she desires.

The Audit Committee recommends a vote FOR ratification of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2019.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services to be provided by the Company’s independent auditors on a case-by-case basis. In making such determination, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence. All of the audit and non-audit services provided by the Company’s independent auditors on behalf of the Company in fiscal years 2018 and 2017 were pre-approved in accordance with this policy.

Audit Fees and Non-Audit Fees

The following fees were paid or will be paid to Ernst & Young LLP for professional services rendered on behalf of the Company related to the past two fiscal years:

	2018	2017
Audit of Financial Statements	$452,000	$247,000
Audit-Related Services	74,190	—
All Other Fees	48,650	—

Total	$574,840	$247,000

For 2017 and 2018, audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements. Audit-related services for 2018 consisted of additional procedures required in connection with Ernst & Young LLP’s review of the Company’s report on Form 10-Q for the quarter ended January 31, 2018, due to the criminal cyber-attack suffered by the Company in December 2017. All other fees related to providing a consent with respect to the Company’s registration statement on Form S-8.

The following fees were paid or will be paid to Cherry Bekaert for professional services rendered on behalf of the Company related to the past two fiscal years:

	2018	2017
Audit of Financial Statements	$—	$—
Audit-Related Services	34,250	38,925
All Other Fees	3,100	—

Total	$37,350	$38,925

For 2018, audit-related services consisted of fees for audits of financial statements of employee benefit plans and prior year audit consent related activities. All other fees related to providing a consent with respect to the Company’s registration statement on Form S-8.

For 2017, audit-related services consisted of fees for audits of financial statements of employee benefit plans and audit transition services.

Audit Committee Report

The Audit Committee is responsible for overseeing the Company’s financial reporting process and other duties as described in the Audit Committee Charter. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2018 with management and the Company’s registered independent public accounting firm. Management of the Company is responsible for these financial statements and the Company’s financial reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP their independence.

The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP, if any, was compatible with maintaining its independence. Based on the Committee’s review of the audited financial statements and the review and discussions described in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018 for filing with the SEC. All members of the committee meet the independence standards established by the NASDAQ Global Market.

Audit Committee Members

Keith M. Gehl, Chairman

John D. Russell

Donald F. Shaw

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”). At their meeting in August 2013, our stockholders voted to hold the advisory vote on executive compensation on an annual basis. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2018 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

As this is an advisory vote, the result will not be binding on us, the Board of Directors, or the Compensation Committee, although the Board of Directors and the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design, and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

We recommend that you vote “FOR” the approval, on an advisory basis,

of the compensation of our named executive officers,

as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In June 2017, the Board adopted a new compensation program for the Company’s executive officers. This Compensation Discussion and Analysis describes and explains the compensation awarded in fiscal 2018 under the new compensation program in effect for fiscal 2018 and future years.

Background

Over the last several years, intense competition has resulted in changes within the laboratory furniture industry. The Company has performed well during this period, and continues to be an industry leader. The competition in the industry continues to be intense, and the Board and Company management continue to review the Company’s business strategy and operations with the goal of maintaining, and enhancing, the Company’s leadership position in the industry by driving both growth and margin expansion.

A crucial component of executing our strategy is the ability to retain and recruit qualified directors and management. Therefore, the Compensation Committee engaged Pearl Meyer in FY 2017 to advise it regarding our executive compensation program. After receiving Pearl Meyer’s report, the Compensation Committee recommended to the Board, and the Board adopted, a new executive compensation program.

The new program is designed to:

•	Reflect modern compensation practices, in order to enhance our ability to attract and retain talented management;

•	Reward both short- and long-term performance consistent with the Company’s strategy to drive both growth and margin expansion;

•	Provide that a significant portion of each executive officer’s compensation is at risk, subject to the achievement of specifically identified short- and long-term goals; and

•	Further align the interests of management with the interests of stockholders.

Executive Officer Compensation

The principal components of the Company’s compensation program for executive officers are discussed below. Executive compensation is overseen by the Compensation Committee of the Board, which is composed solely of independent directors.

Base Salary

The Compensation Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is provided (1) information furnished by the Company’s human resources department on historical data about the base and total compensation for each executive, and marketplace compensation data, including both base and incentive compensation data, for comparable positions at other manufacturing and service companies with generally similar annual sales volume, and (2) individual performance appraisals and recommended base salary adjustments from the Chief Executive Officer for each executive officer, except himself. The human resources department also provides a base salary range based on class for each executive officer, which shows a minimum, mid-point, and maximum salary, and the position of the executive officer’s base salary in this range. The base salary range is established using marketplace comparison data and the individual responsibilities of the executive officer’s position, and is updated each year for inflation. The Company typically targets base salaries at the mid-point of the Company’s established range for a position. The Committee further considers, on a subjective basis, the executive officer’s particular qualifications, level of experience, and sustained performance over time. These same factors are also considered in determining an adjustment to the salary of the Chief Executive Officer. Base salaries are traditionally adjusted as of July 1 of each year.

Annual Incentive Compensation

All of the Company’s executive officers are eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer is eligible to earn a cash bonus for each fiscal year of the Company, based primarily on the attainment of earnings goals established in the incentive bonus plan and, to a lesser extent, on the executive officer’s achievement of established personal objectives to the degree determined by the Board upon the recommendation of the Chief Executive Officer and the Compensation Committee. Bonuses under the annual incentive plan represent at-risk compensation, subject to the achievement of specified goals.

At the beginning of the fiscal year, the Board approved earnings goals for the Company for the year and, upon recommendation of the Compensation Committee, established specified percentages of each executive officer’s base salary that would be available for bonuses if the Company and/or its operating businesses achieved specified earnings goals and the executive officer achieved his or her personal goals. The Board generally attempted to establish annual earnings goals at target levels it believed were challenging, but achievable, with earnings above target levels considered to be relatively difficult to achieve. In determining the level of available bonuses for each executive officer, many of the same factors considered in determining an executive officer’s base salary were also considered by the Compensation Committee and the Board.

For fiscal year 2018, the specified potential bonus percentages for executive officers other than the Chief Executive Officer were within a range, with a percentage of between 30% and 40% of an executive officer’s base salary if the Company achieved 100% of targeted earnings for the year, increasing incrementally to a maximum of between 45% and 60% of an executive’s base salary as earnings reached 120% of targeted earnings. Bonuses were still possible at levels below 100% of target, with a percentage between 15% and 20% if 70% of targeted earnings were met. The corresponding specified percentages for the Chief Executive

Officer were 60% at 100% of target, to a maximum of 90% if earnings reached 120% of target. Bonuses were still possible at levels below 100% of target, with a bonus earned of 30% if 70% of targeted earnings were met. In the event that threshold earnings (70% of target) are not met, no bonus is earned by the Chief Executive Officer or any other executive officer.

Long-Term Incentive Plan

The Board has adopted and Kewaunee stockholders approved, at the 2017 annual meeting, the 2017 Plan. Following adoption of the 2017 Plan, executives are eligible to receive long-term incentive compensation in the form of restricted stock units (“RSUs”). RSUs represent the right to receive, upon vesting of the RSUs, shares of the Company’s common stock. The Company currently expects to award RSUs with time-based and performance-based vesting conditions, and did so for fiscal year 2018. For fiscal year 2018, the time-based RSUs generally represented 30% of each award and will vest in equal installments over a three-year period; the performance-based awards represent 70% of the award, and will vest based on the achievement of performance targets over a three-year period. We currently intend that awards will be made annually, with a new three-year vesting performance period applicable to each year’s awards. The performance-based RSUs represent at-risk compensation, subject to the achievement of specified long-term goals. For fiscal year 2018, the performance targets for performance-based awards related to revenue growth and gross margin improvement over the three-year performance period, with each component weighted equally.

Other Compensation Plans

Executive officers of the Company who met eligibility requirements as of April 30, 2005 participate in the Company’s Pension Plan (the “Pension Plan”). The Pension Plan provides retirement benefits for participating employees. The annual benefit amount is calculated as 40% of the 10-year final average annual compensation (salary and bonus) minus 50% of the primary social security benefit, all multiplied by a fraction, the numerator of which is the number of years of credited service up to 30 years, and the denominator of which is 30. Participants in the Pension Plan may elect among several payment alternatives. As of April 30, 2005, the Company “froze” the benefits under the Pension Plan. As a result, no further benefits have been or will be earned under the Pension Plan after that date and no additional participants have been or will be added to the Pension Plan. To the extent ERISA rules restricted the amount otherwise payable under the Pension Plan, the benefit amount in excess of the restrictions will be paid by the Company under the provisions of the Company’s non-qualified Pension Equalization Plan.

The Company also maintains a 401(k) Incentive Savings Plan (the “401(k) Plan”), which covers substantially all salaried and hourly employees, including all of the executive officers. The 401(k) Plan provides benefits to all employees who have attained age 21, completed three months of service, and elect to participate. Under the terms of the 401(k) Plan, the Company makes matching contributions equal to 100% of the employee’s qualifying contribution up to 3% of the employee’s compensation, and makes matching contributions equal to 50% of the employee’s contributions between 3% and 5% of the employee’s compensation, resulting in a maximum employer contribution equal to 4% of the employee’s compensation. Additionally, the Company may make a discretionary contribution for participants employed by the Company on December 31 of each year up to 1% of the participant’s qualifying compensation for that calendar year based on the profitability of the Company.

The Company also maintains a non-qualified 401 Plus Executive Deferred Compensation Plan (the “401 Plus Plan”), which supplements the 401(k) Plan. The 401 Plus Plan was adopted to provide highly compensated employees an alternative retirement plan because income tax laws restrict the amount of contributions executives may otherwise contribute to the 401(k) Plan. The 401 Plus Plan operates similarly to the 401(k) Plan; the Company makes matching credits to the participant’s account in an amount equal to 50% of the compensation deferred by the participant up to 6% of the participant’s compensation. Amounts deferred under the 401 Plus Plan will be distributed to the participant after the participant’s termination of employment with the Company in cash in a lump sum or installments at a time previously elected by the participant. All of the named executive officers participated in the 401(k) Plan and the 401 Plus Plan in fiscal year 2018.

Each of the Company’s executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various other group compensation and benefit plans on the same basis as other employees. Benefits under these plans are not directly tied to employee or Company performance.

Chief Executive Officer Compensation

The Compensation Committee considers the Chief Executive Officer’s leadership an important factor in the future success of the Company. The compensation of the Chief Executive Officer has traditionally included base salary, annual incentive compensation, long-term incentive compensation, and benefits under various group plans. In establishing the Chief Executive Officer’s base salary for each fiscal year, the Compensation Committee considers operating results for the prior year and the outlook for the current year, continued development of the management team, operational improvements, compensation of chief executive officers of other companies with comparable sales, a review of his base salary in relation to the range for his position proposed by the human resources department, and the price of the Company’s common stock.

The Chief Executive Officer’s annual incentive compensation and long-term incentive compensation have been determined pursuant to the Company’s incentive plans for executive officers, and will continue to be determined under the incentive plans for executive officers that are part of the Company’s executive compensation program. Mr. Rausch earned a cash bonus of $280,079 for fiscal year 2018 under the annual incentive bonus plan, as actual earnings for the fiscal year were in excess of the target earnings goal.

COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($) (1)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
David M. Rausch	2018	386,000	—	215,773	—	280,079	—	53,286	935,138
President and Chief Executive Officer	2017	382,333	—	—	52,100	96,520	—	39,406	570,359

Thomas D. Hull III	2018	261,791	—	96,408	—	129,220	—	29,326	516,745
Vice President, Finance; Chief Financial Officer; Treasurer; and Secretary	2017	256,250	—	—	31,260	58,962	—	25,217	371,689

Dana L. Dahlgren	2018	220,403	—	81,048	—	108,791	—	26,336	436,578
Vice President, Sales and Marketing	2017	215,400	—	—	15,630	39,296	—	21,572	291,898

(1)

Reflects the aggregate grant date fair value of RSUs and option awards computed in accordance with FASB ASC Topic 718. See Note 5 to the Consolidated Financial Statements included in the Company’s 2018 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of RSUs and stock options. At the highest level of performance under the awards, the value of the RSUs would be $291,290 for Mr. Rausch; $130,143 for Mr. Hull; and $109,394 for Mr. Dahlgren.

(2)	For more information on the performance targets for our stock awards, see “Long-Term Incentive Plan” in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)

The amounts listed for each named executive officer consist of matching and non-matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End (April 30, 2018)

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David M. Rausch	500	—	8.59	08/24/21	—	—	—	—
	10,000	—	11.78	08/22/22	—	—	—	—
	10,000	—	15.85	08/28/23	—	—	—	—
	7,500	2,500	18.14	08/27/24	—	—	—	—
	5,000	5,000	16.97	08/26/25	—	—	—	—
	2,500	7,500	23.62	08/31/26	—	—	—	—
	—	—	—	—	1,818	63,539	3,181	111,176

Thomas D. Hull III	3,000	3,000	16.64	11/02/25	—	—	—	—
	1,500	4,500	23.62	08/31/26	—	—	—	—
	—	—	—	—	812	28,379	1,421	49,664

Dana L. Dahlgren	—	—	—	—	682	23,836	1,195	41,765

(1)	The options listed in this table vest in four equal annual installments beginning on the first anniversary of the grant date (which is 10 years prior to the expiration date shown for each option).

(2)	Represents unvested time-based RSUs granted on June 21, 2017, which are scheduled to vest in equal installments on each anniversary of the grant date over a three-year period.

(3)

Represents the unvested performance-based RSUs granted on June 21, 2017, which are scheduled to vest based on the achievement of performance goals over a three-year period. Amounts shown assume achievement of performance goals at threshold levels.

Payments upon Termination or Change in Control

The following table includes information regarding the estimated amount of payments and other benefits each named executive officer would receive if his employment with the Company was terminated on April 30, 2018.

Name and Benefits	Involuntary Termination after Change in Control ($) (1)
David M. Rausch
Base salary	$772,000
Annual bonus	135,893
401(k)/401 Plus Deferred Compensation Plans (2)	59,013
Life insurance benefit (3)	71,259
Medical & disability insurance (4)	14,050

Total	$1,052,215

Thomas D. Hull III
Base salary	$523,582
Annual bonus	77,311
401(k)/401 Plus Deferred Compensation Plans (2)	39,058
Life insurance benefit (3)	34,707
Medical & disability insurance (4)	60,560

Total	$735,218

Dana L. Dahlgren
Base salary	$440,806
Annual bonus	14,792
401(k)/401 Plus Deferred Compensation Plans (2)	29,614
Life insurance benefit (3)	47,478
Medical & disability insurance (4)	30,280

Total	$562,970

(1)

Amounts listed below represent amounts payable to each named executive officer shown pursuant to the terms of his respective change of control agreement with the Company. Assumes a termination within one year after a change of control. A termination more than one year after a change of control would result in reduced severance benefits.

(2)

Represents the additional Company matching contributions the executive officer would have earned under both the 401 Plus Deferred Compensation Plan and the 401(k) Incentive Savings Plan for the base salary and the annual bonus shown.

(3)	Represents the present value of the death benefit under the executive officer’s applicable life insurance program, pursuant to the terms of the executive officer’s change of control agreement.

(4)	Represents the Company’s share of premiums for medical and disability coverage during the relevant periods.

AGREEMENTS WITH CERTAIN EXECUTIVES

The Company entered into a Restated and Amended Change of Control Agreement with Mr. Rausch in fiscal year 2015, and Change of Control Employment Agreements (i) with Mr. Hull as of November 2, 2015; (ii) with Mr. Kurt P. Rindoks, Vice President of Engineering and Product Development, in fiscal year 2000; (iii) with Mr. Dana L. Dahlgren, Vice President of Sales and Marketing – Americas, in fiscal year 2005; (iv) with Mr. Michael Rok, Vice President Manufacturing, as of May 2, 2016; and (v) with Ms. Elizabeth D. Phillips, Vice President of Human Resources, in fiscal year 2010 (collectively, the “Agreements”). These Agreements provide for the payment of compensation and benefits in the event of termination of the executive officer’s employment within three years following a Change of Control of the Company, as defined in the Agreements. Each executive officer whose employment is so terminated will receive compensation if the termination of his or her employment was by the Company or its successor without Cause, or by the executive officer for Good Reason, each as defined in the Agreements. Upon such a termination of employment within one year following a Change of Control, the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive officer’s annual compensation with respect to Messrs. Rindoks and Dahlgren and Ms. Phillips, and two times the executive officer’s annual compensation with respect to Messrs. Rausch, Hull, and Rok. Upon a termination of employment occurring after the first anniversary, but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Messrs. Rindoks and Dahlgren and Ms. Phillips will be entitled to a lump-sum payment equal to one-half of their annual compensation and Messrs. Rausch, Hull, and Rok will be entitled to a lump-sum payment equal to their annual compensation. See “Compensation Tables – Payments upon Termination or Change in Control” for other entitlements for the named executive officers under terms of the Agreements.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 21, 2018, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.

Name	Shares beneficially owned (1)	Percent of class
Margaret B. Pyle (2)	58,134	2.1%
Keith M. Gehl	12,825	*
David M. Rausch	44,918	1.6%
Thomas D. Hull III	4,500	*
David S. Rhind (3)	133,392	4.9%
Dana L. Dahlgren	12,521	*
John D. Russell	14,500	*
Donald F. Shaw	23,000	*
William A. Shumaker (4)	42,016	1.5%
Directors and executive officers as a group (12 persons)	383,106	13.6%

*	Percentage of class is less than 1%.

(1)

Includes shares which may be acquired within 60 days from June 21, 2018 upon exercise of options by: Mr. Gehl – 10,000; Mr. Rausch – 33,000; Mr. Hull – 4,500; and all officers and directors as a group – 74,600.

(2)	Includes 53,134 shares owned by Ms. Pyle as trustee of a trust and 5,000 shares held by Ms. Pyle’s spouse, as to which shares she disclaims beneficial ownership.

(3)

Includes 106,480 shares which are held in trusts of which Mr. Rhind is a co-trustee and a beneficiary, and 10,912 shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind disclaims beneficial ownership of all of the shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind shares voting and investment power with respect to all shares held in the aforementioned trusts.

(4)	Includes 38,187 shares in which Mr. Shumaker shares voting and investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 21, 2018, by each person who is known by management of the Company to have been the “beneficial owner” of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.

Name	Shares beneficially owned		Percent of class
Northern Trust Corporation	326,369	(1)	11.9%
Dimensional Fund Advisors LP	208,814	(2)	7.6%
Wellington Management Company LLP	179,492	(3)	6.6%

(1)

The shares owned by Northern Trust Corporation listed in the table are shown as being owned as of December 31, 2017 according to a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2018. Northern Trust Corporation’s address is 50 South LaSalle Street, Chicago, IL 60603.

(2)

The shares owned by Dimensional Fund Advisors listed in the table are shown as being owned as of December 31, 2017 according to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018. Dimensional Fund Advisors’ address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(3)

The shares owned by Wellington Management Company LLP listed in the table are shown as being owned as of December 29, 2017 according to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2018. Wellington Management Company LLP’s address is 280 Congress Street, Boston, MA 02201.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and 10% stockholders to file reports of ownership with the SEC. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it and inquiries of such persons, the Company believes that all such filing requirements applicable to its executive officers, directors and 10% stockholders were complied with in fiscal year 2018, except that Mr. Shaw was eight days late in filing a Form 4 reporting a purchase of 2,000 shares.

PROXIES AND VOTING AT THE MEETING

The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company’s common stock. To obtain directions to attend the annual meeting, please contact the Secretary of the Company. This Proxy Statement and the 2018 Annual Report to Stockholders are available at http://www.edocumentview.com/kequ.

At the close of business on July 5, 2018, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,738,594 shares of common stock of the Company outstanding and entitled to vote.

Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or in person at the meeting.

The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the two nominees for director. Approval of Item 2 (ratification of appointment of independent registered public accounting firm) and approval of Item 3 (advisory vote on executive compensation submitted to the stockholders for their consideration at the meeting) each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. However, Item 3 is an advisory vote only. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention, direction to withhold authority, or broker non-vote with respect to a matter other than the election of directors may have the same legal effect as a vote against the matter. With respect to the election of directors, an abstention, direction to withhold authority or broker non-vote will have no effect. An automated system administered by the Company’s transfer agent will be used to tabulate votes.

A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees.

STOCKHOLDER PROPOSALS

The deadline for receipt of stockholder proposals for inclusion in the Company’s 2019 proxy material is March 22, 2019. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder’s name and address as it appears on the Company’s records and the number of shares of the Company’s common stock beneficially owned by such stockholder. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for presenting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act. All other proposals to be presented at the meeting must be delivered to the Secretary of the Company, in writing, by June 5, 2019.

FINANCIAL STATEMENTS

The Company has enclosed its Annual Report to Stockholders for the fiscal year ended April 30, 2018 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

OTHER MATTERS

Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the enclosed proxy will vote thereon according to their judgment.

By Order of the Board of Directors

THOMAS D. HULL III
Secretary

July 20, 2018

KEWAUNEE SCIENTIFIC CORPORATION
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Central Time on August 29, 2018.
Vote by Internet
• Go to www.investorvote.com/KEQU
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Class II Directors:		01 - Keith M. Gehl		02 - William A. Shumaker	+

	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	Ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2019.	☐	☐	☐	4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

3.	Approval, on an advisory basis, of the compensation of our named executives.	☐	☐	☐

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Annual Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Annual Meeting and wish to so vote.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or full title. If stock is held jointly, each joint owner should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	1 U P X	+

02V5SA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2018 Annual Report to Stockholders are available at: http://www.edocumentview.com/KEQU

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KEWAUNEE SCIENTIFIC CORPORATION

2700 WEST FRONT STREET

STATESVILLE, NORTH CAROLINA 28677-2927

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John D. Russell, Donald F. Shaw, and Margaret B. Pyle, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Kewaunee Scientific Corporation held of record by the undersigned on July 5, 2018 at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on August 29, 2018 and at any adjournment thereof.

Your vote for two directors may be indicated on the reverse side. Keith M. Gehl and William A. Shumaker have been nominated for election as Class II Directors. Your votes for the ratification of the Company’s independent registered public accounting firm, and for approval, on an advisory basis, of the compensation of our named executives, may also be indicated on the reverse side.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Item 1 on the reverse side, FOR the ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2019, FOR approval, on an advisory basis, of the compensation of our named executives, and with discretionary authority upon such other business as may properly come before the meeting.

(Continued and to be marked, dated and signed on the other side)

KEWAUNEE SCIENTIFIC CORPORATION
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Central Time on August 29, 2018.
Vote by Internet
• Go to www.investorvote.com/KEQU
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Class II Directors:		01 - Keith M. Gehl		02 - William A. Shumaker	+

	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	Ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2019.	☐	☐	☐	4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

3.	Approval, on an advisory basis, of the compensation of our named executives.	☐	☐	☐

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Annual Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Annual Meeting and wish to so vote.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or full title. If stock is held jointly, each joint owner should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	1 U P X	+

02V5SA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2018 Annual Report to Stockholders are available at: http://www.edocumentview.com/KEQU

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — KEWAUNEE SCIENTIFIC CORPORATION

2700 WEST FRONT STREET

STATESVILLE, NORTH CAROLINA 28677-2927

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John D. Russell, Donald F. Shaw, and Margaret B. Pyle, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Kewaunee Scientific Corporation held of record by the undersigned on July 5, 2018 at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on August 29, 2018 and at any adjournment thereof.

Your vote for two directors may be indicated on the reverse side. Keith M. Gehl and William A. Shumaker have been nominated for election as Class II Directors. Your votes for the ratification of the Company’s independent registered public accounting firm, and for approval, on an advisory basis, of the compensation of our named executives, may also be indicated on the reverse side.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Item 1 on the reverse side, FOR the ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2019, FOR approval, on an advisory basis, of the compensation of our named executives, and with discretionary authority upon such other business as may properly come before the meeting.

(Continued and to be marked, dated and signed on the other side)